EXHIBIT 10.18

                            ASSET PURCHASE AGREEMENT

                             Dated as of May 7, 1997

                                     Between

                                   KKSJ, INC.
                               KKSJ LICENSE, INC.

                                       and

                          AMERICAN RADIO SYSTEMS CORP.
                      AMERICAN RADIO SYSTEMS LICENSE CORP.





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                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I...................................................................  2
   DEFINED TERMS............................................................  2
     1.1  Defined Terms.....................................................  2


ARTICLE II..................................................................  6
   SALE AND PURCHASE OF ASSETS..............................................  6
   2.1 Agreement to Sell and Buy............................................  6
   2.2 Excluded Assets......................................................  7
   2.3 Purchase Price.......................................................  8
   2.4 Adjustments and Prorations...........................................  8
   2.5 Assumption of Liabilities and Obligations............................ 10
   2.6 Allocation........................................................... 12


ARTICLE III................................................................. 12
   REPRESENTATIONS AND WARRANTIES OF SELLER................................. 12
     3.1 Organization, Standing and Authority............................... 12
     3.2 Authorization and Binding Obligation............................... 13
     3.3 Absence of Conflicting Agreements.................................. 13
     3.4 Licenses........................................................... 14
     3.5 Real Property...................................................... 14
     3.6 Title to and Condition of Personal Property........................ 15
     3.7 Contracts.......................................................... 16
     3.8 Consents........................................................... 17
     3.9 Trademarks, Trade Names and Copyrights............................. 17
     3.10 Financial Statements.............................................. 18
     3.11 Insurance......................................................... 18
     3.12 Reports........................................................... 19
     3.13 Employee Benefit Plans............................................ 19
     3.14 Labor Relations................................................... 20
     3.15 Taxes............................................................. 21
     3.16 Claims; Legal Actions............................................. 22
     3.17 Laws.............................................................. 22
     3.18 Undisclosed Liabilities........................................... 22
     3.19 Books and Records................................................. 23
     3.20 Assets............................................................ 23
     3.21 No Adverse Developments........................................... 23
     3.22 Environment, Health and Safety.................................... 23
     3.23 Full Disclosure................................................... 24




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ARTICLE IV.................................................................. 24
   REPRESENTATIONS AND WARRANTIES OF BUYER.................................. 24
     4.1 Organization, Standing and Authority............................... 24
     4.2 Authorization and Binding Obligation............................... 24
     4.3 Absence of Conflicting Agreements or Consents...................... 25
     4.4 Qualification...................................................... 26
     4.5 Full Disclosure.................................................... 26


ARTICLE V................................................................... 26
   COVENANTS OF SELLER...................................................... 26
     5.1 Pre-Closing Covenants.............................................. 26
     5.2 Post-Closing Covenants............................................. 30


ARTICLE VI.................................................................. 31
   COVENANTS OF BUYER....................................................... 31
     6.1 Inconsistent Action................................................ 31


ARTICLE VII................................................................. 31
   SPECIAL COVENANTS AND AGREEMENTS......................................... 31
     7.1  FCC Consent....................................................... 31
     7.2  Control of the Station............................................ 32
     7.3  Accounts Receivable............................................... 32
     7.4  Taxes, Fees and Expenses.......................................... 33
     7.5  Brokers........................................................... 34
     7.6  Bulk Sales Law.................................................... 34
     7.7  Confidentiality................................................... 34
     7.8  Cooperation....................................................... 35
     7.9  Risk of Loss...................................................... 36


ARTICLE VIII................................................................ 37
   CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER............................ 37
     8.1 Conditions to Obligations of Buyer................................. 37
     8.2 Conditions to Obligations of Seller................................ 40


ARTICLE IX.................................................................. 41
   CLOSING AND CLOSING DELIVERIES........................................... 41
     9.1 Closing............................................................ 41
     9.2 Deliveries by Seller............................................... 41
     9.3 Deliveries by Buyer................................................ 42





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ARTICLE X................................................................... 43
   RIGHTS OF BUYER AND SELLER............................................... 43
     10.1 Termination....................................................... 43
     10.2 Specific Performance.............................................. 44


ARTICLE XI.................................................................. 45
   SURVIVAL OF REPRESENTATIONS AND.......................................... 45
     11.1 Representations and Warranties.................................... 45
     11.2 Indemnification by Seller......................................... 45
     11.3 Indemnification by Buyer.......................................... 46
     11.4 Procedure for Indemnification..................................... 47


ARTICLE XII................................................................. 49
   MISCELLANEOUS............................................................ 49
     12.1 Notices........................................................... 49
     12.2 Benefit and Binding Effect........................................ 50
     12.3 Headings.......................................................... 51
     12.4 Gender and Number................................................. 51
     12.5 Counterparts...................................................... 51
     12.6 Attorneys' Fees................................................... 51
     12.7 Entire Agreement.................................................. 51
     12.8 Choice of Law..................................................... 52








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                                    EXHIBITS



Exhibit A  -  Escrow Deposit Agreement
Exhibit B -   Non-Competition Agreement
Exhibit C  -  Seller's Certificate
Exhibit D  -  Opinion of Seller's Counsel
Exhibit E  -  Opinion of Seller's FCC Counsel
Exhibit F  -  Buyer's Certificate
Exhibit G  -  Opinion of Buyer's Counsel






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                                    SCHEDULES



2.5(b)              Air Time Due Client
3.4                 Licenses
3.5                 Leased Property
3.6                 Title to Condition of Personal Property
3.7                 Contracts
3.8                 Consents
3.9                 Trademarks, Trade Names and Copyrights
3.10                Financial Statements
3.11                Insurance
3.13(a)             List of Employees
3.13(b)             Employee Benefit Plans
3.14                Labor Relations
3.16                Claims and Legal Action
3.18                Liabilities
3.22                Environmental, Health & Safety




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                            ASSET PURCHASE AGREEMENT

        This ASSET PURCHASE AGREEMENT, dated as of May 7, 1997, is by and between AMERICAN RADIO SYSTEMS CORP., a Delaware corporation, and AMERICAN RADIO SYSTEMS LICENSE CORP., a Delaware corporation (collectively, "Seller"), and KKSJ, INC., a Delaware corporation, and KKSJ LICENSE, INC., a Delaware corporation (collectively, "Buyer").

                                P R E M I S E S:

        A. Seller owns and operates radio station KKSJ-AM in San Jose, California ("Station") pursuant to licenses issued by the Federal Communications Commission (the "FCC").

        B. Seller desires to sell and Buyer desires to buy certain of the assets used or useful in the operation of the Station and by so doing to acquire the radio broadcast business presently conducted by the Station, upon the terms and conditions hereinafter set forth.

                              A G R E E M E N T S:

        In consideration of the above premises and the covenants and agreements contained herein, Buyer and Seller agree as follows:



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                                    ARTICLE I
                                  DEFINED TERMS

        1.1 Defined Terms. The following terms shall have the following meanings in this Agreement:

                "Accounts Receivable" means the rights of Seller to payment for advertising broadcast by Station prior to the Clos ing Date.

                "Assets" means all the tangible and intangible assets owned, leased or licensed by Seller directly and solely for Station, and used by or useful for the Station, but specifically excluding those assets specified in
Section 2.2 hereof.

                "Assumed Contracts" means (i) all Contracts described and set forth on Schedule 3.7 which are expressly designated by an asterisk as being assumed by Buyer, (ii) all other non-trade advertising Contracts for cash entered into by Seller for Station which are terminable on not more than 30 days notice, (iii) all contracts entered into by Seller prior to the date of this Agreement that require payment or benefits by Seller of less than $1,000 for each such Contract and $3,500 in the aggregate for all such Contracts, (iv) all Contracts related directly and solely to the Station, entered into by Seller on or after the date of this Agreement and before the Closing in




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accordance with the applicable provisions of Section 5.1(a), and (v) Trade Deals described in Section 2.5(b).

                "Chose in Action" means a right to receive or recover property, debt or damages on a cause of action, whether pending or not and whether arising in contract, tort or otherwise. The term shall include, but not be limited to, rights to judgments, settlements and proceeds from judgments or settlements.

                "Closing"   means   the   consummation   of   the   transactions
contemplated by this Agreement in accordance with the provisions of Article IX hereof.

                "Closing Date" means the date of the Closing specified in Article IX hereof.

                "Code" means the Internal Revenue Code of 1986, as amended to the date hereof.

                "Consents" means the FCC Consent, the consents of third parties necessary to transfer the Assets of Seller to Buyer or otherwise to consummate the transactions contemplated hereby.

                "Contracts" means all agreements, written or oral (including any amendments and other modifications thereto), to which Seller is a party and which relate directly and solely to the Assets or the business or operations of the Station.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.




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"Escrow Agent" means Media Venture Partners, Ltd.

                "Escrow Deposit" means the sum of One Hundred Thousand Dollars ($100,000) which will be deposited by Buyer with the Escrow Agent in accordance with the provisions of the Escrow Deposit Agreement.

                "Escrow Deposit Agreement" means the Escrow Deposit Agreement among Seller, Buyer and the Escrow Agent substantially in the form of Exhibit A attached hereto.

                "FCC" means the Federal Communications Commission.

                "FCC Consent" means actions by the FCC granting its consent to the assignment of the FCC Licenses of the Station to Buyer as contemplated by this Agreement.

                "FCC Licenses" means all of the licenses, permits and other authorizations issued by the FCC to Seller and applications to the FCC directly and solely relating to or used in the business or operations of the Station, including those listed on Schedule 3.4 hereto with any additions thereto between the date hereof and the Closing Date.

                "Final Order" means written action or order issued by the FCC setting forth an FCC Consent and (a) which has not been reversed, stayed, enjoined, set aside, annulled or suspended and (b) with respect to which (i) no requests have been filed for administrative or judicial review, reconsideration, appeal or




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stay, and the time for filing any such requests and for the FCC to set aside the action on its own motion has expired or (ii) in the event of review, reconsideration or appeal, such review, re consideration or appeal has been denied and the time for further review, reconsideration or appeal has expired.

                "Financial Statements" means the financial statements of the Station as described in Section 3.10 hereof.

                "Intellectual Property" has the meaning assigned to such term in Section 2.1.

                "Licenses" means the FCC Licenses and all of the licenses, permits and other authorizations issued by any other federal, state or local governmental authorities to Seller used in the business and operations of the Station, including those listed on Schedule 3.4 hereto with any additions thereto between the date hereof and the Closing Date.

                "LMA" means the Local Marketing Agreement dated as of the date hereof by and between KKSJ License, Inc. and American
Radio Systems License, Inc.

                "Non-Competition Agreement" means the agreement among Buyer, Seller and Mr. Steve Dodge substantially in the form attached hereto as Exhibit B.

                "Personal Property" means all of the machinery, equip ment, computer programs, computer software, tools, motor




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vehicles, furniture, leasehold improvements,  office equipment, supplies, plant, spare parts and other tangible or intangible personal property which are owned or leased by Seller directly and solely in the business and operation of the Station all of which is listed on Schedule 3.6 hereto together with any additions or deletions thereto permitted by Buyer or this Agreement between the date hereof and the Closing Date.

                "Purchase Price" means the consideration payable to Seller for the Assets as provided in Section 2.3 hereof.

                "Real Property" means all of Seller's leasehold inter ests, easements, licenses, rights to access, and rights-of-way which are used in the business and operations of the Station, which are identified in Schedule 3.5 hereto.

                "Trade Deals" means the exchanges by the Station of its advertising time for goods or services, other than solely in connection with the licensing of programs and programming material.




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                                   ARTICLE II
                           SALE AND PURCHASE OF ASSETS

        2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to transfer and deliver to Buyer on the Closing Date, and Buyer agrees to purchase on the Closing Date all of the Station's Assets, free and clear of any liabilities, mortgages, liens, pledges, conditions or encumbrances of any nature whatsoever (except for those permitted in accordance with Section 3.6 hereof), including but not limited to:

                (1)      Personal Property;

                (2)      Real Property;

                (3)      FCC Licenses and the other Licenses;

                (4)      Assumed Contracts;

                (5) All trademarks, trade names, service marks, copy rights owned by Seller or in which Seller has an interest (for which a consent is not required or can otherwise be obtained), patents and applications therefor and all other similar intangible assets, in each case relating to the Station, including, but not limited to the call letters KKSJ-AM and KKSJ and the goodwill related to the foregoing (the "Intellectual Property");

                (6) All of Station's technical information and data, machinery and equipment warranties, if any, (to the extent such warranties are assignable), maps, plans, diagrams, blueprints, and schematics relating to the Station, if any, including filings with the FCC which relate to the Station, and goodwill relating to the foregoing;

                (7) All books and records relating to the business and operations of the Station, including, without limitation, (a)




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        executed  copies of the Assumed  Contracts or, if no executed  agreement exists,  summaries  of the  Assumed  Contracts  transferred  pursuant to
        Section 2.1(4) hereof and (b) all records required by the FCC to be kept by Station; all subject to the right of Seller to have the books and records made reasonably available to Seller for tax and corporate purposes for a period of three (3) years after the Closing;

                (8) To the extent assignable, all computer programs and software (other than software for accounting purposes), and all rights and interests in and to computer programs and software (other than software for accounting purposes) used in connection with the business and operations of the Station; and

                (9) All intangible assets of Seller relating to the Station not specifically described above, including, without limitation, goodwill.

        2.2 Excluded Assets. The Assets shall exclude the following assets:

                (1) Seller's cash on hand as of the Closing Date and all other cash in any of Seller's bank or savings accounts; notes receivable, letters of credit or other similar items; and any stocks, bonds, certificates of deposit and similar investments;

                (2)      Accounts Receivable;

                (3) The studio building of the Seller at 399 North Third Street in Campbell, California;

                (4) Seller's corporate minute books and other books and records relating to internal corporate matters and any other books and records not related to the Station or its business or operations;

                (5) Any claims, rights and interest in and to any refunds of federal, state or local franchise, income or other taxes or fees of any nature whatsoever which relate solely to the period prior to the Closing Date;

                (6) All insurance contracts (except as otherwise provided in Section 7.9);




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                (7) All  contracts  listed on  Schedule  3.13 and all  assets or funds held in trust, or otherwise, associated with or used in connection with Seller's employee benefit plans, programs or arrangements;

                (8) All computer software used for accounting purposes relating to the Station; and

                (9) All Choses in Action of Seller which existed on or prior to the Closing Date and which relate entirely to the period before the Closing Date.


        2.3 Purchase Price. The Purchase Price for the Assets is Three Million One Hundred Ninety Thousand Dollars ($3,190,000), which amount shall be payable as follows:

                         (i)        the Escrow Deposit, which shall be deposited
by Buyer with the Escrow Agent on the execution of this Agreement and shall be transferred to Seller by wire transfer at the Closing and credited to the Purchase Price; and

                         (ii)       Three Million Ninety Thousand Dollars
($3,090,000) of the Purchase Price shall be paid to the Seller or its designee at Closing by wire transfer to an account designated by Seller of which Buyer is notified in writing at least two (2) business days prior to the Closing Date.

        2.4     Adjustments and Prorations.

                (a) All revenues arising from the operation of the Sta tion earned or accrued up until midnight on the day prior to the Closing Date, and all expenses, costs and liabilities, arising




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therefrom  incurred,  accrued or payable up until such time in cluding,  without limitation, business, license, utility charges, real and personal property taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes, wages, salaries, vacation and sick pay shall be prorated between Buyer and Seller in accordance with the principle that (i) Seller shall receive all revenues, refunds and deposits of Seller held by third parties, and shall be responsible for all expenses, costs and liabilities incurred, payable or allocable to the conduct of the business and operations of the Station for the period prior to the Closing Date and (ii) Buyer shall receive all revenues earned or accrued, and shall be responsible for all expenses, costs and liabilities incurred, payable or allocable to the conduct of the business and operations of the Station for the period commencing on and continuing after the Closing Date. Seller will be liable for all of the costs of employee compensation, including, but not limited to (i) all taxes and related contributions, vacations and sick pay properly attributable to or accruable on account of ser vice with Seller through midnight on the date prior to the Closing Date and (ii) all group medical, dental or death benefits for expenses incurred, related to or arising from, events occurring on or prior to midnight on the date prior to the




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Closing Date,  or death or  disability  occurring on or prior to midnight on the date prior to the Closing Date, whether reported by the Closing Date or thereafter; Buyer will be liable for all of the costs of employee compensation, if any, properly attributable or accruable thereafter on account of service with Buyer. Except as provided in Section 2.5(b), Trade Deals shall not be adjusted or pro rated.

                (b) Adjustments or prorations pursuant to this Section 2.4 will, insofar as feasible, be determined and paid on the Closing Date based upon Seller's calculation delivered to Buyer ten (10) days prior to the Closing Date and approved by Buyer, with final settlement and payment by the appropriate party oc curring no later than sixty (60) days after the Closing Date. The determination of the amount of adjustment under Section 2.4 shall be made by Buyer in accordance with generally accepted accounting principles, consistently applied. Upon such deter mination, within sixty (60) days after the Closing Date, Buyer shall submit such determination to Seller for approval. If Seller disagrees with the determination made by Buyer of the adjustment, Seller shall give prompt written notice thereof, but in no event later than twenty (20) days after receipt of such determination, specifying in reasonable detail the nature and extent of such disagreement, and Buyer and Seller shall have a




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period of thirty (30) days in which to resolve such disagreement. If the parties are unable to resolve such disagreement within such 30-day period, the matter shall be submitted to Price Waterhouse, an independent certified public accounting firm, which accounting firm shall be directed to submit a final resolu tion within thirty (30) days. Such accounting firm's determina tion shall be binding on Buyer and Seller. Each party shall bear the fees and expenses of its own representatives, including its independent accountants, if any, and shall share equally the fees and expenses of any firm selected to resolve any disagreement between the parties. Within ten (10) business days following a final determination hereunder, the party obligated to make payment will make the payments determined to be due and owing in accordance with this Section 2.4.

        2.5 Assumption of Liabilities and Obligations. (a) As of the Closing Date, Buyer shall assume and undertake to pay, dis charge and perform all the obligations and liabilities of Seller relating to the Station under the Licenses and the Assumed Con tracts assigned to Buyer relating to the time period beginning on or arising out of events occurring on or after the Closing Date, except to the extent expressly provided for otherwise in the LMA. All other obligations and liabilities of Seller, including, without limitation, (i) obligations or liabilities under any




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contract not included in the Assumed Contracts,  (ii) obligations or liabilities under any Assumed Contract for which a Consent, if required, has not been obtained as of the Closing, (iii) any obligations or liabilities arising under the Assumed Contracts or otherwise relating to the time period prior to the Closing Date or arising out of events occurring prior to the Closing Date (including liabilities for breach by Seller prior to Closing) and (iv) any forfeiture, claim or pending litigation or proceeding relating to the business or operations of the Station, prior to the Closing Date, shall remain and be the obligation and liability solely of Seller, except to the extent expressly provided for otherwise in the LMA. Other than as specified herein, Buyer shall assume no liabilities or obligations of Seller.

                (b) Schedule 2.5(b), captioned "Air Time Due Client", contains a description of all of the Trade Deals on the date hereof and correctly sets forth Seller's current obligations un der the caption "Air Time Due Client" under each such Trade Deal. On the Closing Date, Buyer shall assume the Trade Deals listed on Schedule 2.5(b) and all other Trade Deals entered into by Seller between the date hereof and the Closing Date; provided, however, if the Seller's aggregate obligations for "Air Time Due Client" as of the Closing Date exceeds $5,000 then all amounts in excess




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of $5,000 shall be considered an operating  expense of Seller to be pro-rated in accordance with Section 2.4. The Trade Deals assumed by Buyer pursuant to the terms of this Section 2.5(b) shall be considered Assumed Contracts.

        2.6 Allocation. The Purchase Price shall be allocated to the Assets in a manner which complies with Section 1060 of the Code with respect to the allocation of the Purchase Price among the Assets. The allocation shall be consistently reported by Buyer and Seller on Form 8594 in compliance with
Section 1060 based upon an asset valuation supplied by Broadcast Investment Analysts (BIA). The cost of the appraisal shall be shared equally by Buyer and Seller. The appraisal shall be provided to Seller no later than January 31, 1998, but no earlier than ninety (90) days after the Closing. For purposes of allocation, the Non-Competition Agreement shall be allocated a value of $10,000.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

        The Seller represents and warrants to Buyer as follows:

        3.1 Organization, Standing and Authority. Each Seller is now and on the Closing Date shall be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and




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authority  to own,  lease and operate the Assets and to carry on the business of the Station as now being conducted and as proposed to be conducted by Seller between the date hereof and the Closing Date.

        3.2 Authorization and Binding Obligation. Each Seller has the requisite power and corporate authority to execute, deliver, and perform this Agreement and all other agreements to be executed and delivered by it hereunder or in connection herewith, and all necessary corporate actions on the part of Seller have been duly and validly taken to authorize the execution, delivery and performance of this Agreement and such other agreements and instruments to be executed and delivered by Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against it in accordance with its terms.

        3.3 Absence of Conflicting Agreements. Neither the execution, delivery and performance of this Agreement and such other agreements and instruments (with or without the giving of notice, the lapse of time, or both) nor the consummation of the transactions contemplated hereby, (i) conflicts with any pro vision of the Certificate of Incorporation or Bylaws of Seller; (ii)conflicts with, results in a breach of, or constitutes a default under any applicable law, judgment, order, ordinance,




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decree, rule, regulation or ruling of any court or governmental instrumentality;
(iii) results in a breach of, conflicts with, constitutes a default under or permits any party to terminate, modify, accelerate the performance of or cancel
the  terms  of,  any  agreement,  lease,  license,   indenture,   instrument  of
indebtedness or other obligations to which Seller is a party or by which Seller may be bound; or (iv) creates any liability, mortgage, lien, pledge, condition or encumbrance of any nature whatsoever upon any of the Assets.

        3.4 Licenses. Schedule 3.4 hereto is a true and complete list of the Licenses. The Licenses comprise all of the licenses, permits and other authorizations necessary under the law to conduct the business and operations of the Station in the manner and to the full extent it is now being conducted, and none of the Licenses is subject to any restriction or condition which would limit the full operation of the Station as presently operated. The Licenses are in full force and effect, and the conduct of the business and operations of the Station is in accordance therewith. The Station is operating in accordance with the Licenses and in compliance with the Communications Act of 1934, as amended and the rules, regulations and policies of the FCC and all other applicable laws. The Station is currently being operated at 5,000 watts day and night.




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3.5  Real  Property.  Schedule  3.5  hereto  contains  a list  of the  leasehold interests (including all improvements thereon) which comprise all leasehold interests used in connection with or necessary to conduct the business and operations of the Station as now conducted. Except as set forth on Schedule 3.5, there are no parties in possession of all or any portion of the Real Property other than Seller, whether as lessees, tenants at will, trespassers or otherwise. To the best knowledge of Seller, no zoning, building or other federal, state or municipal law, ordinance, regulation or restriction is violated by the continued maintenance, operation or use of the Real Property or any tract or portion thereof or interest therein in its present manner. The current use of the Real Property and all parts thereof as aforesaid does not violate any restrictive covenants of record affecting the real property. All necessary licenses, permits and authorizations required by any governmental authority with respect to the Real Property have been obtained, have been validly issued and are in full force and effect. Except as otherwise disclosed on Schedule 3.5, Seller is not, and to Seller's knowledge, no other party is in material default under any lease or other instrument of conveyance. Subject to obtaining applicable Consents, Seller has the full legal power and authority to assign its rights under the leases listed in

Schedule  3.5  hereto  to  Buyer.   All  leasehold   interests   (including  the
improvements thereon) are available for immediate use in the conduct of the business and operations of the Station.

        3.6 Title to and Condition of Personal Property. Schedule 3.6 hereto contains a description of the items of Personal Property which comprise all Personal Property directly used in connection with the business and operations of the Station (having a replacement value of not less than $100 for each item). Except as set forth on Schedule 3.6 hereto, Seller has good title to all Personal Property and none of the Personal Property is subject to any security interest, mortgage, pledge, conditional sales agreement or other lien or encumbrance, except for (i) liens for current taxes and other governmental charges not yet due and payable, (ii) encumbrances which in the aggregate do not affect the use or value of the Personal Property and (iii) other liens which shall be discharged or removed by Seller prior to or at Closing. Seller is not, and to Seller's knowledge no other party is, in material default under any of the leases, licenses and other agreements relating to the Personal Property. Except as otherwise disclosed in Schedule 3.6 hereto, the Personal Property is in good operating condition and repair (ordinary wear and tear excepted), permits the operation of the Station as currently conducted without any immediate need for replacement and is available for immediate use in the business and operation of the Station.

        3.7 Contracts. Schedule 3.7 and Schedule 3.13 hereto con tain descriptions of all the Contracts in effect on the date hereof relating directly and solely to the Station other than Contracts for (i) the sale of advertising time on the Station which can be canceled on not more than thirty (30) days notice (not including Trade Deals) and (ii) all other non-advertising Contracts where the obligations of Seller are less than $1,000 for each such contract and with aggregate obligations for all such contracts relating to the Station of less than $3,500. All of the Assumed Contracts are in full force and effect, and are valid, binding and enforceable in accordance with their terms. Except as otherwise disclosed on Schedule 3.7, there is not under any Assumed Contract any default or breach by Seller, or to Seller's knowledge, any other party. Schedule
3.7 separately identifies each program license, agreement, and advertising agreement required to be set forth thereon, and correctly sets forth the balance of Seller's rights and obligations under each agreement listed thereon as of the date hereof.

        3.8 Consents. Schedule 3.8 sets forth those Assumed Contracts which require consent for assignment to Buyer and all other consents required to consummate the transactions contemplated hereby. Except for the Consents described in Schedule 3.8 hereto, no consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal, and no consent or waiver of any party to any contract to which Seller is a party is required or declaration to or filing with any governmental or regulatory authority, or any other third party is required (i) execute this Agreement, (ii) to consummate this Agreement and the transactions contemplated hereby, (iii) to permit Seller to assign or transfer the Assets to Buyer or (iv) to enable Buyer to conduct the business or operations of the Station in the same manner as such business and operations are presently conducted.

        3.9  Trademarks,  Trade Names and  Copyrights.  Schedule 3.9 hereto is a true and complete list of all copyrights, trademarks, trade names, patents and applications, if any, used directly and solely in connection with the business and operations of the Station. The Intellectual Property includes all copyrights, trademarks, tradenames, patents and applications; if any, and all licenses (other than program licenses), patents, permits, jingles, privileges, logos, computer software, data and documentation, confidential business information and other similar intangible property rights and interests issued to or owned by Seller, or under which Seller is licensed or franchised relating directly and solely to the conduct of the business and operations of the Station. Schedule 3.9 describes all Intel lectual Property, if any, which are licensed to third parties. Neither Seller nor any of its affiliates or their respective officers, directors or employees has received any notices of infringement, misappropriation, or conflict from any third party with respect to the Intellectual Property; and to Seller's knowl edge, Seller has not infringed, misappropriated or otherwise con flicted with any proprietary rights of any third parties.

        3.10 Financial Statements. Schedule 3.10 hereto contains copies of the financial statement of operating income pertaining to the Station, as at and for Station's fiscal year ended December 31, 1996 (the "1996 Financials") and as at and for the quarter ended March 31, 1997 (the "Financial") (the 1996 Financials and the Stub Financials are collectively referred to herein as the "Financial Statements"). The Financial Statements are true and correct and present fairly the operating income and financial condition of the Station as at their date.

        3.11 Insurance. Schedule 3.11 hereto comprises a true and complete list of all insurance policies of Seller covering any of the Assets, employees or business and operations of the Station except for employee benefit plans. All policies of insurance listed in Schedule 3.11 hereto are in full force and effect. All premiums have been paid in full and Seller is not in default with respect to its obligations thereunder.

        3.12 Reports. During Seller's period of ownership of the Station, all material returns, reports and statements which the Station is required to file with the FCC or with any other governmental agency have been filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction thereof have been complied with. The FCC public inspection file for the Station is current and complete in all material respects.

        3.13 Employee Benefit Plans. (a) Schedule 3.13(a) contains a complete list of all employees of the Station, date of hire, job description and payroll information, as at December 31, 1996. Since December 31, 1996, there has been no increase in compensation or bonuses payable to employees except as otherwise disclosed to Buyer in writing. Seller agrees to terminate all employees listed on Schedule 3.13(a) on the day prior to the Closing Date, except for those employees, if any, that Buyer notifies Seller in writing at least ten (10) days prior to the Closing Date that it wishes to retain.

                (b) Schedule 3.13(b) contains a true and complete list as of the date of this Agreement of all employment agreements, employee benefit plans or arrangements currently applicable to the employees of Seller employed at the Station and of all fixed or contingent liabilities or obligations of Seller with respect to any person now employed at the Station, including pension or thrift plans, individual or supplemental pension or accrued compensation arrangements, contributions to hospitalization or other health or life insurance programs, incentive plans, bonus arrangements and vacation, sick leave, disability and termination arrangements or policies. Seller has furnished Buyer with a summary of all employment practices, a summary of all currently applicable plan documents, trust documents, insurance contracts, contracts with employees and plan description of the written plans and arrangements listed in
Schedule 3.13(b) hereto relating to the Station, and with descriptions, in writing, of the unwritten plans and arrangements listed in Schedule 3.13(b) hereto relating to the Station. All employee benefits and wel fare plans or arrangements listed in Schedule 3.13(b) hereto were established and have been executed, managed and administered without material exception in accordance with all applicable requirements of the Code and ERISA, as amended, and of other applicable laws. There exists no action, suit or claim (other than routine claims for benefits) with respect to any of such plans or arrangements pending or threatened against any of such plans or arrangements, nor any facts which could give rise to any such action, suit or claim.

        3.14 Labor Relations. As of the date hereof, Seller is not a party to nor subject to any collective bargaining agreements with respect to the Station and Seller does not have any written or oral contracts of employment with any employee of the Station, other than those listed in Schedule 3.13 hereto. As of the date hereof, to the best of Seller's knowledge, Seller, in the opera tion of the Station, has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining; occupational safety; sex, age, national origin, race and religious discrimination; and the payment of social security and other payroll related taxes, and as of the date hereof Seller has not received any notice alleging that it has failed to comply with any such laws, rules or regulations in the operation of the Station. No controversies, disputes or proceedings are pending or, to the best knowledge of Seller threatened, between Seller and its employees (singly or collectively) of the Station except as disclosed in Schedule 3.14 hereto. No labor union or other collective bargaining unit represents or claims to represent any of the employees of the Station as of the date hereof.

3.15 Taxes. Except to the extent set forth in Schedule 3.15, Seller has filed or caused to be filed all federal, state, county, local or city tax returns affecting the Station or the Assets which are required to be filed by Seller, and all taxes assessments and other governmental charges which are due and payable have been timely paid. There are no tax liens upon the Station or the Assets. All tax reports filed by Seller fairly reflect the taxes of Seller for the periods covered thereby and the Seller has received no notice of any tax deficiency or delinquency. All monies required to be withheld by Seller from employees or collected from customers for income taxes, social security and unemployment insurance taxes and sales, excise and use taxes, and the portion of any such taxes to be paid by Seller to governmental agencies or set aside in accounts for such purposes have been so paid or set aside, or such monies have been approved, reserved against and entered upon the books and Financial Statements.

        3.16 Claims; Legal Actions. As of the date hereof, except as set forth in Schedule 3.16 hereto, there is no legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to Seller's knowledge, threatened against or relating to the Station, the

Assets,  or the business and  operations  of the Station.  All claims  listed on
Schedule 3.16 will be satisfied on or prior to the Closing Date.

        3.17 Laws. Seller has complied in all respects with (i) the Licenses and
(ii) all material applicable federal, state and local laws, rules, regulations, ordinances, judgments, orders and decrees. Neither the ownership or use of the properties of Sel ler relating to the Station nor the conduct of the business and operations of the Station conflict with the rights of any other person, firm or corporation.

        3.18 Undisclosed Liabilities. With respect to the Station or the Assets, except as set forth in Schedule 3.18 hereto or otherwise disclosed in this Agreement, Seller has no liability, secured or unsecured (whether absolute, accrued, contingent or otherwise and whether due or to become due) whether within or outside the ordinary course of business consistent with past practices, none of which individually or in the aggregate are materially adverse to the Assets or operations of the Station.

        3.19 Books and Records. The books of account of the Station and other records of the Seller relating to the Station are complete and correct in all material respects. At the Closing, all such books and records shall be located at the business of fice of the Station, except for the excluded books and records.

3.20 Assets. The Assets include all assets used in connec tion with the business of the Station as currently conducted and all assets which permit the operation of the Station as currently conducted (having a value in excess of $100).

        3.21 No Adverse Developments. Since December 31, 1996 there has not occurred:

                (a) any sale, lease, transfer, assignment, abandonment or other disposition of any of the Assets of the Station other than obsolete Assets; or

                (b) except as otherwise expressly disclosed on any of the Schedules hereto or otherwise expressly disclosed to Buyer in writing, any action or failure to act, which if it occurs after the date of this Agreement but prior to Closing, would constitute a breach of any covenant or representation set forth in this Agreement. 3.22 Environment, Health and Safety.

                (a) Except as expressly set forth on Schedule 3.22, Seller has obtained all permits and licenses required under ap plicable law, and has complied in all material respects with and is in compliance with all such permits and licenses and laws and orders relating to, public health and safety, worker health and safety and pollution or protection of the environment (col lectively, "Health, Safety and Environmental Requirements").

(b) Except as expressly set forth on Schedule 3.22, no facts, events or conditions relating to the present facilities or operations of the Station or, to Seller's knowledge, their pre decessors interfere with such operations or prevent continued compliance with, or give rise to any common law or statutory liability or remediation under, any Health, Safety and Environ mental Requirement.

        3.23 Full Disclosure. No representation or warranty made by Seller herein nor any certificate, document or other written instrument furnished or to be furnished pursuant hereto contains or will contain any untrue statement of a material fact nor shall any such certificate, document or written instrument omit any material fact necessary in order to make any statement herein or therein not misleading.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to Seller as follows:

        4.1 Organization, Standing and Authority. Each Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified to conduct business and is in good standing in the State of California.

4.2 Authorization and Binding Obligation. Each Buyer has the requisite power and authority to execute, deliver, and perform this Agreement and all other agreements to be executed and delivered by it hereunder or in connection herewith and all necessary action on the part of Buyer has been duly and validly taken to authorize the execution, delivery and performance of this Agreement and such other agreements and instruments to be executed and delivered by Buyer. This Agreement has been duly executed by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

        4.3 Absence of Conflicting Agreements or Consents. Subject to obtaining the Consents and any consent required by Buyer's lenders, no consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with any federal, state, local or other governmental authority or any court or other tribunal, and no consent or waiver of any party to any material contract to which Buyer is a party is required for the execution, delivery and performance of this Agreement or any of the agreements or instruments contemplated hereby. Neither the execution, delivery and performance of this Agreement and such other agreements and instruments (with or without the giving of notice, the lapse of time, or both) nor the consummation of the transactions contemplated hereby (i) conflicts with the Certificate of Incorporation of Buyer; (ii) except for the necessity of obtaining applicable Consents and any consent required by Buyer's lenders, conflicts with, results in a breach of, or constitutes a default under any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any court or governmental instrumentality or (iii) except for the necessity of obtaining applicable Consents and any consent required by Buyer's lenders, conflicts with, results in a breach of, constitutes a default under, permits any party to terminate, modify, accelerate the performance of or cancel the terms of, any agreement, lease, instrument of indebtedness, license or other obligations to which Buyer is a party, or by which Buyer may be bound, such that Buyer could not acquire or operate the Assets.

        4.4 Qualification. Buyer has no knowledge of any facts which would, under present law (including the Communications Act of 1934, as amended) and present rules, regulations and practices of the FCC, disqualify Buyer as an assignee of the licenses (including financial qualification), permits and authorizations listed on Schedule 3.4 hereto, or as an owner and/or operator of the Stations' Assets.

        4.5 Full Disclosure. No representation and warranty made by Buyer herein nor any certificate, document or other written in strument furnished or to be furnished pursuant hereto contains or will contain any untrue statement of a material fact nor shall such representations and warranties omit any statement necessary in order to make any material statement contained herein or therein not misleading.

                                    ARTICLE V
                               COVENANTS OF SELLER

        5.1 Pre-Closing Covenants. Except as contemplated or required by this Agreement or the LMA, commencing on the date hereof until the Closing Date, Seller shall cause the Station to be operated in the ordinary course of business in accordance with past practices, provided, however:

                (a) Negative Covenants. Seller shall not do any of the following without the prior written consent of the Buyer:

                        (1) Compensation. Except in accordance with normal past practices or reasonable bonuses relating to the Closing hereunder, (a) Increase the compensation of any person employed in connection with the conduct of the business or operations of the Station, (b) pay or grant bonuses or other benefits payable or to be payable to any person employed in connection with the conduct of the business or operations of the Station, or (c) enter into any employment, severance or similar agreement with any employee of the Station which does not by its terms terminate, or cannot be terminated or satisfied by Seller without premium or penalty, prior to or at the Closing;

                        (2) Contracts. (a) Modify, amend or terminate any of the Assumed Contracts or (b) enter into other non-advertising Contracts obligating Seller to provide payments or benefits other than advertising time in excess of $1,000 each over the life of the Contract or $3,500 in the aggregate. Schedule
3.7 will be amended and supplemented to include any Contracts permitted to be entered into, amended or approved pursuant to this paragraph 5.1(a)(2);

                        (3) Disposition of Assets. Sell, assign, lease, or otherwise transfer or dispose of, or agree to sell, assign, lease or otherwise transfer or dispose of, any of the Assets, other than obsolete Assets or in connection with the acquisition of replacement property of equivalent kind and value;

                        (4) Encumbrances. Create or assume any mortgage, lien, pledge, condition, charge or encumbrance of any nature whatsoever, or permit to exist any liability, mortgage, lien, pledge, condition, charge or encumbrance of any nature whatso ever, upon the Assets, except for those in existence on the date of this Agreement and disclosed on Schedules 3.5 and 3.6 hereto;

                        (5) FCC Licenses. Do any act or fail to do any act which would result in the expiration, revocation, suspension or modification of any of the FCC Licenses;

                        (6) Labor Relations. Except as required by law, enter into any collective bargaining agreement or, through nego tiations or otherwise, make any commitment or incur any liability to any labor organization with respect to the employees of the Station; or

                        (7) No Inconsistent Action. Take any action which is inconsistent with its obligations hereunder or which could hinder or delay the consummation of the transaction con templated by this Agreement.

                (b) Affirmative Covenants. Seller shall do the following:

                        (1) Access to Information. Upon prior notice to Seller allow Buyer and its authorized representatives reasonable access at Buyer's expense during normal business hours to the Assets, the personnel of the Station and to all other properties, equipment, books, records, contracts and documents relating to the Station for the purpose of audit and inspection, and furnish or cause to be furnished to Buyer or its authorized representa tives all information with respect to the affairs and business of the Station as Buyer may reasonably request and make its indepen dent accountants and key employees reasonably available, it being understood that the rights of Buyer hereunder shall not be exer cised in such a manner as to interfere unreasonably with the operations or the business of the Station;

                        (2) Maintenance of Assets. Maintain all of the Assets or replacements thereof and improvements thereon in good working order and repair, with inventories of spare parts and expendable supplies being maintained at levels consistent with past practices and at normal and adequate amounts needed to operate the Station in the usual and customary manner;

                        (3) Insurance. Maintain all existing insurance policies, or comparable coverage, for the Station and the Assets, as listed in Schedule
3.11 hereto;

                        (4) Consents. Use its best efforts to obtain the Consents;

                        (5) Preservation of Business. Use its best ef forts to maintain and preserve the business and operations of the Station and maintain and preserve consistent with the ordinary course of business, the goodwill of and present relationships with suppliers, advertisers, customers and others having business relations with Station;

                        (6) Books and Records. Maintain the books and records of Seller relating to the Station in accordance with past practices;

                        (7) Notification. Promptly notify Buyer in writ ing of any unusual or material developments or changes adversely relating to or affecting the business and operations of the Station or the Assets; and by no later than ten (10) days prior to the Closing Date, provide written disclosures reflecting such additions or deletions to the information contained in the attached Schedules as may be necessary to make such Schedules accurate and complete as of the Closing Date; and

                        (8) Compliance with Laws. Use its best efforts to comply in all respects with all rules and regulations of the FCC, and all other material laws, rules and regulations to which the Station or the Assets are subject.

        5.2 Post-Closing Covenants. After the Closing, Seller shall take such actions, and shall execute and deliver to Buyer such further deeds, bills of sale or other transfer documents as, in the reasonable opinion of counsel for Seller and Buyer, may be necessary to ensure, complete and evidence the full and effective transfer of the Assets to Buyer pursuant to this Agreement.

                                   ARTICLE VI
                               COVENANTS OF BUYER

        6.1 Inconsistent Action. Buyer will not take any action that is inconsistent with its obligations under this Agreement.

        6.2 Post-Closing Covenants. After the Closing, Buyer shall take such actions, and shall execute and deliver to Seller such documents as, in the reasonable opinion of counsel for Seller and Buyer, may be necessary to ensure, complete and evidence the full and effective transfer of the Assets to Buyer pursuant to this Agreement.

                                   ARTICLE VII
                        SPECIAL COVENANTS AND AGREEMENTS

        7.1     FCC Consent.

                (a) Within five (5) business days after the execution of this Agreement, Buyer and Seller will file with the FCC appro priate applications for the FCC Consent. The parties shall prosecute the applications with all reasonable diligence and otherwise use their best efforts to obtain the grant of such applications as expeditiously as practicable. Each party will use its reasonable efforts to obtain all government consents and authorizations and promptly make filings with and give notices to government agencies reasonably required to effect the trans actions contemplated hereby.

                (b) The transfer of the Assets hereunder is expressly conditioned upon (i) the grant of the FCC Consent without any materially adverse conditions on Buyer attributable to Seller or arising out of Seller's operation of the Station; (ii) compliance by the parties hereto with the conditions (if any) imposed in the FCC Consents and (iii) the FCC Consent, through the passage of time or otherwise, becoming a Final Order.

        7.2 Control of the Station. Buyer shall not, directly or indirectly, control, supervise, direct or attempt to control, supervise or direct, the programming of the Station until the completion of the Closing hereunder. The control and supervision of all of the Station's operations shall be the sole responsibil ity of Seller until the Closing.

        7.3 Accounts Receivable. All accounts receivable of Seller arising out of the operations of the Station and outstanding on the Closing Date shall remain as provided herein, the property of the Seller, provided Seller hereby authorizes Buyer, for purposes of collection only to collect such receivables for a period of 120 days after the Closing. Seller shall deliver to Buyer a complete and detailed statement of each account and Buyer shall use its reasonable efforts, consistent with its customary collection practices for its own accounts receivable, to collect each such account receivable during said 120 days. Buyer shall provide to Seller a detailed monthly aging of such Accounts Receivable showing amounts collected to the date of such aging and amounts outstanding as of the date of such aging and within twenty (20) days of the end of each month deliver to Seller the aging report and a check for the amounts collected during such month. Buyer shall not be required to refer any account to a collection agency or an attorney for collection, nor shall it compromise, settle, or adjust any account without receiving the approval of Seller. Seller shall take no action with respect to the Accounts Receivable, such as litigation, until the expiration of said 120 day period. Following the expiration of said 120 day period, Seller shall be free to take such action as Seller may in its sole discretion determine to collect any Accounts Receivable then outstanding. All payments received by Buyer from a customer who has an Account Receivable which is being collected by Buyer for Seller and who also has other accounts with Buyer shall be applied by Buyer by first paying the Accounts Receivable arising prior to the Closing Date and then paying the Accounts Receivable arising on or after the Closing Date; provided, however, that in the event any account debtor disputes in writing any Account Receivable (or portion thereof) of Seller, Buyer may apply payments received from such account debtor to the undisputed portion of such account debtor's Accounts Receivable if Buyer notifies Seller of such disputed Account Receivable.

        7.4 Taxes, Fees and Expenses. All sales, use, transfer, and purchase taxes and fees, if any, arising out of the transfer of the Assets pursuant to this Agreement shall be paid by Seller. All filing fees required by the FCC shall be shared equally by Seller and Buyer. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and other representatives.

        7.5 Brokers. Buyer and Seller each represent and warrant to the other that neither it nor any of its affiliates, any person or entity acting on its behalf or its affiliates has incurred any liability for any finder's, or broker's, fees or commissions in connection with the transaction contemplated by this Agreement except (i) those which have been disclosed in writing to the other party and are the sole obligation of such party or its affiliates, and
(ii) the payment of a fee to Media Venture Partners, Ltd. which Seller will pay at the Closing. Seller shall indemnify Buyer against any, and hold Buyer harmless against and with respect to, and shall reimburse Buyer for, all claims for broker fees which are the obligation of Seller under this Section 7.5.

        7.6 Bulk Sales Law. Buyer hereby waives compliance by Seller with the provisions of the California Bulk Sales Law, if applicable, and Seller warrants and agrees to pay and discharge when due all claims of creditors which could be asserted against Buyer by reason of such noncompliance to the extent that such liabilities arise before the Closing and are not specifically assumed by Buyer under this Agreement, and agrees to protect, defend, same harmless and indemnify Buyer from and against any and all such claims and demands pursuant to the procedures set forth in Article XI hereof which shall apply thereto in all respects.

        7.7 Confidentiality. Except as necessary for the consum mation of the transaction contemplated hereby, including Buyer obtaining financing related thereto, each party hereto shall keep confidential any information which is obtained from the other party in connection with the transactions contemplated hereby; and except to the extent that such materials or information are or become readily available to the industry, have been obtained from independent sources, were known to Buyer on a non- confidential basis prior to disclosure to Buyer from Seller or are required to be disclosed in public filings or by law. In the event this Agreement is terminated and the purchase and sale contemplated hereby abandoned, each party will return to the other party all documents, work papers and other written material obtained by it in connection with the transaction contemplated hereby. Commencing on the date hereof, Seller, Buyer and their respective affiliates shall not make any public announcement or press release concerning the transactions contemplated hereby without the consent of both parties hereto, which consent shall not be unreasonably withheld. Section 7.7 shall survive the termination or cancellation of this Agreement for a period of one (1) year from the date of termination or cancellation.

        7.8 Cooperation. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as a part of their respective obligations under this Agreement including but not limited to the obtaining of Consents. After the Closing, each of Seller and Buyer shall take such actions, and shall execute and deliver to the other party such further documents as, in the reasonable opinion of counsel for such other party, may be necessary to ensure, complete and evidence the full and effective transfer of the Assets to Buyer or to otherwise consummate the transactions pursuant to this Agreement.

        7.9     Risk of Loss.

                (a) The risk of any loss, damage or impairment, con fiscation or condemnation of any of the Assets from any cause whatsoever shall be borne by Seller at all times prior to the Closing unless due to causes relating solely to actions of Buyer in performance of the LMA. In the event of any such loss, damage or impairment, confiscation or condemnation, whether or not covered by insurance, Seller shall promptly notify Buyer of such loss, damage, impairment or condemnation and advise Buyer of the estimated cost of repair and replacement and advise Buyer whether Seller intends to repair, replace or restore such Assets (the "Loss Notice").

                (b) If Seller, at its expense, repairs, replaces or restores such Assets to their prior condition at least five (5) days prior to the Closing, Seller shall be entitled to all insurance proceeds and condemnation awards, if any, by reason of such award or loss.

                 (c) If Seller does not or cannot restore or replace the damaged Assets at least five (5) days prior to the Closing, or informs the Buyer in the Loss Notice that it does not intend to restore or replace such Assets, Buyer may at its option:

                        (i) terminate this Agreement by notice forthwith without any further obligation hereunder; or

                        (ii) proceed to the Closing of this Agreement without Seller completing the restoration and replacement of such damaged Assets, provided that Seller shall assign all rights under applicable insurance policies and condemnation awards, if any, to Buyer.

                 (d) Buyer will notify Seller of a decision under the options described in Section 7.9(c)(i) or (ii) above within ten (10) business days after Buyer's receipt of the Loss Notice; provided, however, that if Seller states in the Loss Notice that it intends to restore the damaged Assets and, based upon such statement Buyer agrees to proceed to the Closing, then if Seller has not restored such damaged Assets five (5) days prior to the Closing Date, notwithstanding Buyer's prior delivery of a notice to proceed pursuant to this
Section 7.9(d), Buyer shall have the right, in its sole discretion, to either postpone the Closing or terminate this Agreement.

                 (e) Notwithstanding any of the foregoing, Buyer may terminate this Agreement forthwith without any further obligation hereunder by written notice to Seller if any event occurs which prevents signal transmissions by the Station as it is currently operating for a period of two (2) or more consecutive days or causes the Station to operate at less than ninety percent (90%) of its authorized operating power for a period of more than five
(5) days.

                                  ARTICLE VIII

                  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER

        8.1 Conditions to Obligations of Buyer. All obligations of Buyer at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions:

                (a) Representations and Warranties. All representa tions and warranties of Seller in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

                (b) Covenants and Conditions. Seller shall have in all material respects performed and complied with all covenants, agreements and conditions required by this Agreement to be per formed or complied with by it prior to or on the Closing Date.

                (c) Consents.  The FCC Consent,  the Consents listed on Schedule
3.8 hereto, and any other Consents which are designated by Buyer as material to the business and operations of the Station shall have been duly obtained and delivered to Buyer except as hereinafter set forth. The FCC Consent shall have become a Final Order unless waived by Buyer.

                (d) Licenses; FCC Compliance. Seller shall be the holder of the Licenses, and there shall not have been any modi fication of any of such Licenses which has a material adverse effect on the Station or the conduct of the business or opera tions of the Station arising out of Seller's operation of the Station. No proceeding shall be pending or threatened, the effect of which would be to revoke, cancel, fail to renew, sus pend or modify on a materially adverse basis any of the Licenses. The Station shall be operating in material compliance with all applicable FCC rules, regulations and policies.

                (e) Deliveries. Seller shall have made or cause to be made or stand willing and able to make or cause to be made all the deliveries to Buyer set forth in Section 9.2 hereof.

                (f) Adverse Change. Since December 31, 1996 there shall have been no material adverse change in the Assets or operation of the Station or Seller which alone or together with other adverse changes would delay or hinder or will delay or hinder the consummation of the transactions contemplated hereby.

                (g) Good and Marketable Title to Assets. At Closing, the title of Seller to the Assets will be in the form described in Sections 3.5 and 3.6, free and clear of all liens, encum brances, charges, claims, agreements or other imperfections of title, except as otherwise provided in Sections 3.5 and 3.6.

                (h) No Adverse Proceedings. No action or proceeding shall have been instituted by any governmental entity against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against, any party that would render it unlawful, as of Closing, to effect the transactions contemplated by this Agreement in accordance with the terms hereof or would materially adversely affect, as of Closing, the validity of the FCC Licenses or would adversely affect the Assets or operations (financial or otherwise) of the Station.

                  (i) Non-Competition Agreement. The Seller and Steve Dodge shall have executed and delivered a non-competition agreement, substantially in the form attached hereto as Exhibit B (the "Non-Competition Agreement"), for a three (3) year period covering any foreign language format in the San Jose radio market as defined by Arbitron.

        8.2 Conditions to Obligations of Seller. All obligations of Seller at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions:

(a) Representations and Warranties. All representa tions and warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

                (b) Covenants and Conditions. Buyer shall have in all material respects performed and complied with all covenants, agreements, and conditions required by this Agreement to be per formed or complied with by it prior to or on the Closing Date.

                (c) Deliveries. Buyer shall have made or stand willing and able to make all the deliveries set forth in Section 9.3 hereof.

                (d) FCC Consent. The FCC Consent shall have been granted without the imposition on Seller of any conditions that require additional compliance by Seller.

                (e) No Adverse Proceeding. No action or proceeding shall have been instituted by any governmental entity against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against, any party that would render it unlawful, as of Closing, to effect the transactions contemplated by this Agreement in accordance with the terms hereof or would adversely affect, as of Closing, the validity of the FCC Licenses or would adversely affect the Assets or operations of the Station.

                                   ARTICLE IX
                         CLOSING AND CLOSING DELIVERIES

        9.1 Closing. Subject to subparagraph (b) below, the Closing shall take place at 10:00 a.m. on a date selected by Buyer on five (5) days notice to Seller which date shall be within fifteen (15) days after the FCC Consent has become a Final Order. The Closing shall be held at the offices of Buyer's attorney, Buyer's lender's counsel, or such other place as shall be mutually agreed upon by Buyer and Seller, or by overnight or facsimile delivery of closing documents.

        9.2 Deliveries by Seller. Prior to or on the Closing Date, Seller shall deliver or cause to be delivered to Buyer the fol lowing, in form and substance reasonably satisfactory to Buyer and its counsel:

                (a) Transfer Documents. Duly executed bills of sale, assignments and other transfer documents;

                (b) Consents; Acknowledgments. The original of each Consent;

                (c)  Estoppel  Certificates.   Estoppel  certificates  from  the
lessor(s) under the lease(s) covering the transmitter and studio;

                (d) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by Seller's Secretary certifying that the resolutions, as attached to such certificate, were duly adopted by Seller's Board of Directors and shareholders, auth orizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect;

                (e) Licenses, Contracts, Business Records, Etc. To the extent they are in possession of Seller, copies of all Licenses, Assumed Contracts, blueprints, schematics, working drawings, plans, projections, statistics, engineering records, and all files and records used by Seller in connection with the Station's business and operations, which copies shall be available at the Closing or at the Station's principal business office;

                (f) Seller's Certificate. A Certificate, dated as of the Closing Date, executed by the President or a Vice-President of Seller on behalf of Seller, in the form attached hereto as Exhibit C;

                (g) Opinions of Counsel. Opinion of Seller's General Counsel and FCC Counsel, dated as of the Closing Date, substan-tially in the forms attached hereto, respectively, as Exhibit D and Exhibit E; and

                (h) Non-Competition Agreement. Executed counterparts of the Non-Competition Agreement.

        9.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Seller the following, in form and sub stance reasonably satisfactory to Seller and its counsel:

                (a) Purchase Price. The Purchase Price for the Assets and as provided in Section 2.3 hereof;

                (b) Assumption Agreements. Appropriate assumption agreements pursuant to which Buyer shall assume and undertake to perform Seller's obligations under the Assumed Contracts arising on or after the Closing Date;

                (c) Buyer's Certificate. A Certificate, dated as of the Closing Date, executed by the Chairman, President or a Vice President of Buyer, in the form of Exhibit F;

                (d) Buyer's Authorization. A certificate, dated as of the Closing Date, executed by Buyer's Secretary or Assistant Secretary certifying that the resolutions, as attached to such certificate, were duly adopted by Buyer's Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect; and

                (e) Opinion of Counsel. An opinion of Buyer's counsel dated as of the Closing Date substantially in the form attached hereto as Exhibit G.

                                    ARTICLE X

                           RIGHTS OF BUYER AND SELLER
                           UPON TERMINATION OR BREACH

        10.1 Termination. This Agreement may be terminated by either Seller or Buyer, if the terminating party is not then in breach of any material obligation under this Agreement (provided that Sections 7.4 and 7.7 will continue in full force and effect), on written notice to the other at any time prior to Closing as follows:

                (a) By Buyer, in accordance with the provisions of Section 7.9;

                (b) By Buyer or Seller, as the case may be, if the other shall commit a material breach of any of the provisions applicable to it hereunder;

                (c) By mutual agreement of Buyer and Seller, at any time, set forth in a writing executed by both parties; or

                (d) By Buyer or Seller, if any of the conditions to their respective performance obligations under Sections 8.1 and 8.2 is not satisfied by the six (6) month anniversary of the date

(the "Final Termination Date") the FCC accepts the application for the assignment of the FCC Licenses to Buyer upon not less than thirty (30) days notice given after such date.

        Except as otherwise provided in this Section 10, if this Agreement is terminated, each party will pay all of its costs and expenses and neither will have any further liability or obliga tion of any nature to the other.

        10.2 Specific Performance. The parties recognize that in the event Seller should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Buyer shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to ob tain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, Seller hereby waives the defense that there is an adequate remedy at law.

                                   ARTICLE XI

                         SURVIVAL OF REPRESENTATIONS AND
                         WARRANTIES AND INDEMNIFICATION

        11.1 Representations and Warranties. Notwithstanding any examination made for or on behalf of any of the parties hereto, the knowledge of any officer, director or employee or agent of any of the parties hereto or any of their respective affiliates, or the acceptance of any certificate or opinion, all represen tations, warranties and preclosing covenants contained in this Agreement and the Closing Certificate shall be deemed continuing representations, warranties and preclosing covenants, and shall survive the Closing Date for a period of two (2) years, except for any breach of the representations and warranties under Section 3.15 and Section 3.22 hereof which shall survive until the expiration of the applicable statute of limitations.

        11.2 Indemnification by Seller. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Buyer or any information Buyer may have, Seller shall indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for all claims, notice of which have been received by Seller within a period of two (2) years from the Closing Date (and with respect to claims under Section 3.15 and

Section 3.22 hereof, until the applicable statute of limitations has expired), relating to:

                (a) Any and all losses, liabilities or damages result ing from any untrue representation, breach of warranty or nonful fillment of any covenant by Seller contained herein or in any certificate, document or instrument delivered to Buyer hereunder provided, that with respect to the representation contained in Section 3.15 above, Buyer shall not be required to prove Seller's knowledge in order to receive indemnification for losses incurred with respect to a breach of such representation;

                (b) Any and all obligations or liabilities of Seller relating to the Station not expressly assumed by Buyer pursuant to the terms hereof, including without limitation, any such obli gation or liability imposed on Buyer by process of law as a suc cessor to the business of Seller;

                (c) Any and all losses, liabilities or damages result ing from Seller's operation or control of the Station prior to the Closing Date, including any and all liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring prior to the Closing Date; and

                (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the fore going or in enforcing this indemnity.

        11.3 Indemnification by Buyer. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Seller or any information Seller may have, Buyer shall indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for all claims, notice of which have been received by Buyer within for a period of two (2) years from the Closing Date relating to:

                (a) Any and all losses, liabilities or damages result ing from any untrue representation, breach of warranty or nonful fillment of any covenant by Buyer contained herein or in any cer tificate, document or instrument delivered to Seller hereunder;

                (b) Any and all losses, liabilities or damages resulting from Buyer's operation or control of the Station on and after the Closing Date, including any and all liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring after the Closing Date; and

                (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or in enforcing this indemnity.

        11.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

                (a) The party claiming indemnification (the "Claimant", shall give reasonably prompt notice to the party from whom indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying (i) the factual basis for such claim and (ii) the amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within ten (10) days after written notice of such action, suit or proceeding is received by Claimant.

                (b) Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have twenty (20) days (or such shorter period of time as is required to respond to the subject litigation or proceeding) to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said 20-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immedi ately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

                (c) With  respect to any claim by a third  party as to which the
Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim and retain separate co-counsel at its own expense; provided if requested to participate at Indemnifying Party's request or if the Claimant reasonably believes (based upon an opinion of counsel) that a conflict of interest exists between Claimant and the Indemnifying Party, then the Claimant will be reimbursed for reasonable expenses of counsel. The Indemnifying Party will select counsel reasonably satisfactory to the Claimant. The Indemnifying Party will not consent to an entry of judgment or settlement without release of liability and, with respect to nonmonetary terms, the Claimant's consent (not to be unreasonably withheld or delayed);

provided that if Claimant does not consent to settlement of a claim solely with respect to the monetary terms thereof, pursuant to which Claimant has been released without liability, Seller's liability under this Section 11 shall be limited to the amount of the settlement or entry of judgment, plus costs (including attorney fees).

                (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

                (e) If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

                                   ARTICLE XII
                                  MISCELLANEOUS

        12.1 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested or sent by telecopy,
(iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt or, in the case of a telecopy, upon receipt thereof and (iv) addressed as follows:

                If to Seller:

                         American Radio Systems Corp.
                         116 Huntington Avenue, 11th Floor
                         Boston, MA 02116
                         Attention:  Mr. Steve Dodge
                         Telecopy No.: (617) 375-7575

                With  a copy to:

                         Michael Milsom, Esq.
                         c/o American Radio Systems Corp.
                         116 Huntington Avenue, 11th Floor
                         Boston, MA  02116
                         Telecopy No.: (617) 375-7575

                If to Buyer:

                         c/o Douglas Broadcasting, Inc.
                         499 Hamilton Avenue
                         Suite 140
                         Palo Alto, CA  94301
                         Attention:  N. John Douglas
                         Telecopy No.:  (415) 688-1166

                With  a copy to:

                         Ira J. Goldstein, Esq.
                         Pryor, Cashman, Sherman & Flynn
                         410 Park Avenue
                         New York, NY  10022
                         Telecopy No.:  (212) 326-0806


or to any such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 12.1.

12.2 Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto; provided, however, that Buyer may assign its rights, but not its obligations under this Agreement, upon notice to Seller to an affiliated or commonly-owned entity in which the owners of the stock of Buyer have an equity or operating interest, provided such assignment does not violate the Communications Act of 1934, as amended or the rules, regulations and policies of the FCC. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        12.3 Headings. The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

        12.4 Gender and Number. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context requires.

        12.5 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.

        12.6 Attorneys' Fees. The prevailing party in any action brought under this Agreement shall be entitled to its reasonable attorneys' fees and disbursements in addition to its damages.

        12.7 Entire Agreement. This Agreement, all schedules and exhibits hereto and all documents, writings, instruments and certificates delivered or to be delivered by the parties pursuant hereto collectively represent the sole and entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. All schedules, and exhibits attached to this Agreement shall be deemed part of this Agreement and incorporated herein, as if fully set forth herein.

This Agreement supersedes all prior negotiations and understandings between Buyer and Seller whatsoever, and all letters of intent and other writings relating to such negotiations and understandings. This Agreement cannot be amended, supplemented or modified except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

        12.8 Choice of Law. This Agreement will be governed by and construed in accordance with the laws of the State of California. Each party hereto submits itself to the jurisdiction of any court sitting in Santa Clara County for the purpose of adjudicating the rights of the parties hereunder.

This Agreement has been executed by Buyer and Seller as of the date first above written.

                               AMERICAN RADIO SYSTEMS CORP.



                               By:
                                   Steve Dodge
                                    President


                               AMERICAN RADIO SYSTEMS LICENSE CORP.



                               By:
                                   Steve Dodge
                                    President


                               KKSJ, INC.



                               By:
                                   Darryl B. Thompson
                                    President


                               KKSJ LICENSE, INC.



                               By:
                                   Darryl B. Thompson
                                    President